UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 23, 2007

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50499	01-0616769
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

4000 MacArthur Boulevard, East Tower Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                      On November 23, 2007, Mindspeed Technologies, Inc. (the “Company”) entered into a special bonus letter agreement with each of Raouf Y. Halim, the Company’s Chief Executive Officer and Director, and Simon Biddiscombe, the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary (the “Bonus Agreements”).  Pursuant to the Bonus Agreements, Mr. Halim received a special cash bonus of $250,000 and Mr. Biddiscombe received a special cash bonus of $100,000.  The special bonus must be repaid to the Company if the executive voluntarily leaves the Company or is terminated for cause on or prior to the first anniversary date of the Bonus Agreements.  The description of the Bonus Agreements is qualified in its entirety by the full the text of the Bonus Agreements, which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Bonus Agreement, dated as of November 23, 2007, by and between Mindspeed Technologies, Inc. and Raouf Y. Halim.

10.2	Bonus Agreement, dated as of November 23, 2007, by and between Mindspeed Technologies, Inc. and Simon Biddiscombe.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: November 28, 2007	By:	/s/ Simon Biddiscombe
Simon Biddiscombe

Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Bonus Agreement, dated as of November 23, 2007, by and between Mindspeed Technologies, Inc. and Raouf Y. Halim.

10.2	Bonus Agreement, dated as of November 23, 2007, by and between Mindspeed Technologies, Inc. and Simon Biddiscombe.